Exhibit 99.1

BioLife Solutions Appoints Jim Mathers as New Vice President of Sales

Proven C Level Sales Performance in First in Class Medical Devices, Software, Healthcare Practice Management

BOTHELL, WA --- May 18, 2016 —BioLife Solutions, Inc. (NASDAQ: BLFS), a leading developer, manufacturer and marketer of proprietary clinical grade cell and tissue hypothermic storage and cryopreservation freeze media and a related cloud hosted biologistics cold chain management app for smart shippers (“BioLife” or the “Company”), today announced that it has appointed Jim Mathers to the position of Vice President of Sales, replacing Matt Snyder, who is retiring.

Mathers previously excelled in sales, sales management, business development, and operations management positions with companies such as Stryker (Mako Surgical), Brainlab AG, Aramark, Accuray, and Cardiac Science.

Mike Rice, BioLife President & CEO, commented, “I am thrilled to welcome Jim to BioLife. He is a consummate sales professional, skilled and adept at coaching and training new sellers and in personally identifying key decision makers and presenting a compelling business case for the adoption of novel and disruptive technologies such as our evo Smart Shipper and biologistex™ cold chain SaaS. I look forward to his contributions and expect he will be a significant contributor in driving adoption of our first in class cold chain solutions for time and temperature sensitive biologic materials.”

Rice continued, “I also want to recognize the many contributions of Matt Snyder over the last several years. Matt was instrumental in leading and managing our sales organization to achieve 25% annual growth over the last several years. The entire BioLife team wishes him well in retirement.”

About BioLife Solutions

BioLife Solutions develops, manufactures and markets biopreservation media products and smart shipping containers connected to a cloud hosted cold chain management app to improve the quality of delivery logistics for cells, tissues, and organs. The Company’s proprietary HypoThermosol® and CryoStor® platform of solutions are highly valued in the biobanking, drug discovery, and regenerative medicine markets. BioLife’s biopreservation media products are serum-free and protein-free, fully defined, and are formulated to reduce preservation-induced cell damage and death. BioLife’s enabling technology provides commercial companies and clinical researchers significant improvement in shelf life and post-preservation viability and function of cells, tissues, and organs.

Our biologistex cloud based cold chain management service is an integrated logistics and tracking and trace web app used by shippers of time and temperature sensitive biologic materials. The evo Smart Shipper is a state of the art precision thermal shipping container with embedded payload monitoring, GPS location tracking, and cellular communication electronics that transmit critical shipment information to the cloud. This SaaS app enables users to monitor high value shipments during transit and configure actionable alerts for downstream recipients for location, approaching destination, delivery, package open, and remaining shelf life or stability via the patent pending StableAlert™ countdown timer. For more information please visit www.biolifesolutions.com, and follow BioLife on Twitter.

This press release contains forward-looking statements, including, but not limited to, statements concerning new products, the company’s anticipated business and operations, the potential utility of and market for its products and services, potential revenue growth and market expansion, market adoption of biologistex, commercial manufacturing of our customers’ products, potential proceeds from the credit facility, and projected financial results, cash flow and liquidity, including the potential for reaching positive cash flow from operations next year. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, uncertainty regarding market adoption of products; uncertainty regarding third party market projections; market volatility; competition; litigation; and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

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Media & Investor Relations

Roderick de Greef

Chief Financial Officer

(425) 686-6003

rdegreef@biolifesolutions.com